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                             DAMARK INTERNATIONAL, INC.

                        AMENDMENT TO STOCK OPTION AGREEMENT



     THIS AMENDMENT TO STOCK OPTION AGREEMENT is made on February 10, 1999, by and between DAMARK INTERNATIONAL, INC., a Minnesota corporation (the "Company"), and Stephen J. Hemsley (the "Optionee"),

     WHEREAS, pursuant to a grant by the Compensation Committee of the Board of Directors of the Company, the Optionee was granted options to purchase 20,000 shares of the Company's Class A Common Stock at a purchase price of $5.781 per share, which options vest equally on December 17 of 1999, 2000 and 2001, and the option grant was documented by a Stock Option Agreement between the Company and the Optionee dated December 17, 1998; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that the vesting of all of Optionee's unvested options should be accelerated to vest as of February 10, 1999, the date of the Committee's action,

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. VESTING OF OPTIONS. Paragraph 3 of the above-described Stock Option Agreement is hereby deleted in its entirety and a new paragraph 3 added to read as follows:

          "3. TERM AND VESTING OF OPTION. The Option shall expire (the "Expiration Date") upon the earlier to occur of: (a) the close of business on the tenth anniversary of the date hereof or (b) one (1) year after the date on which the Optionee is no longer a director of the Company. Prior to the Expiration Date, the Optionee shall be entitled to exercise the Option as to all or any part of the Option Shares for which the Option may be exercised at any time after February 10, 1999. Notwithstanding the foregoing, the Option may in no event be exercised by anyone to any extent in the event of a voluntary dissolution, liquidation or winding up of the affairs of the Company, after the close of business on the later of (i) the date of the twentieth day after the mailing of written notice of such dissolution, liquidation or winding up, and (ii) the record date for determination of holders of Common Stock entitled to participate therein."

     2. CONFIRMATION OF AGREEMENTS. Except as set forth here, the above-described Stock Option Agreements are in all other respects ratified and confirmed and shall remain in full force and effect.

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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                   DAMARK INTERNATIONAL, INC.


                                    By: /s/ Mark A. Cohn
                                      -----------------------------------
                                        Mark A. Cohn, Chairman and
                                          Chief Executive Officer


                                       /s/ Stephen J. Hemsley
                                      -----------------------------------
                                        Stephen J. Hemsley












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